Exhibit 99.1

100MM +/- 5%
6% COUPON
6.30 GWAC +/- 10BPS
215,000 AVG BAL  +/- 15K
359 WAM  +/- 1
MAX 25% CAL
74% LTV  +/- 2
724 FICO  +/- 10
100% CONFORMING BAL
30% FULL DOC +/-
 5% MAX NOO